Exhibit 10.2
AMENDMENT NO. 2
TO
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
VIANT TECHNOLOGY LLC
This AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF VIANT TECHNOLOGY LLC (this “Amendment”) is made as of May 1, 2026 by and among Viant Technology Inc., a Delaware corporation (“Managing Member”), as Managing Member, and the other members signatory hereto. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in that certain Second Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Viant Technology LLC, a Delaware limited liability company (the “Company”), dated as of February 9, 2021, by and among the Managing Member and the other members signatory thereto.
RECITALS
WHEREAS, pursuant to Section 11.2 of the Agreement, the Agreement may be amended with the approval of the Managing Member and a Majority-in Interest of the Members; and
WHEREAS, the Managing Member and the undersigned Members, now desire to amend the Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Managing Member hereby agrees as follows:
1.Section 2.4(b)(v) of the Agreement is hereby deleted in its entirety and replaced with the following:
(v)The additional Units are issued in accordance with the express terms of the other provisions of this Article II or Section 4.5(e).
2.Section 3.2(a) and Section 3.2(b) of the Agreement are hereby deleted in their entirety and replaced with the following:
(a)Generally. The Company shall distribute an amount of Available Cash to the Members each Fiscal Year such that each Member receives distributions of Available Cash in respect of each Fiscal Year in an amount at least equal to the Member’s Assumed Tax Liability for such Fiscal Year (each such distribution, a “Tax Distribution”). Any Tax Distribution made to a Member under this Section 3.2(a) shall not be treated as an advance against, and shall not reduce, future amounts otherwise distributable to such Member under Section 3.1; provided, that any excess Tax Distributions a Member receives with respect to any Fiscal Year shall reduce future Tax Distributions otherwise required to be made to such Member with respect to any subsequent Fiscal Year. Except as provided in Section 3.2(d), all Tax Distributions shall be made pro rata in accordance with Units.

(b)Calculation of Assumed Tax Liability. For purposes of calculating the amount of each Member’s Tax Distributions under Section 3.2(a), a Member’s “Assumed Tax Liability” means an amount equal to the product of:
(i)the sum of (A) the net taxable income and gain allocated to that Member for U.S. federal income tax purposes in the Fiscal Year and (B) to the extent (x) determined by the Company in its sole discretion and (y) attributable to the Company, the amount the Member is required to include in income by reason of Code sections 707(c) (but not including guaranteed payments for services within the meaning of Code section 707(c)), 951(a), and 951A(a)); multiplied by
(ii)the highest combined effective U.S. federal, state, and local marginal rate of tax applicable to an individual resident in Los Angeles, California (unless otherwise determined by the Company) for the Fiscal Year (such tax rate, the “Assumed Tax Rate”).
The calculation required by this Section 3.2(b) shall be made (i) taking into account the character of the income or gain, any limitations on, or the availability of, deductions and net operating losses, all basis adjustments under section 734 and 743 of the Code and all allocations under Section 704(c) of the Code (including any “reverse” Section 704(c) allocations) and (ii) notwithstanding anything to the contrary, Tax Distributions to the Managing Member (or any Subsidiary thereof) shall in no event be less than an amount that will enable the Managing Member to meet both its tax obligations and its obligations pursuant to the Tax Receivable Agreement for the relevant Taxable Year.

3.The following Section 4.5(e) is hereby added after Section 4.5(d):
(e)Acquisitions by the Managing Member. Notwithstanding anything to the contrary, the Managing Member may, in its sole discretion, cause the Company to (i) distribute cash to the Managing Member (or any Subsidiary thereof) to redeem Class A Common Units held by the Managing Member (or a Subsidiary thereof) or (ii) lend cash to the Managing Member (or any Subsidiary thereof), in each case, to finance the acquisition, by merger, consolidation, acquisition of stock or assets, or otherwise, of any Person or business (an “Acquired Business”) by the Managing Member (or any Subsidiary thereof). In such event, the Managing Member shall take any other action as is necessary to directly or indirectly contribute the Acquired Business to the Company and issue a number of Class A Common Units to the Managing Member or a Subsidiary thereof so as to preserve the one-to-one ratio between the number of Class A Common Units owned by the Managing Member, directly or indirectly, and the number of outstanding shares of Class A Common Stock.
4.The Agreement is hereby amended to the fullest extent necessary to effect all of the matters contemplated by this Amendment. Except as specifically provided for in this Amendment, the provisions of the Agreement shall remain in full force and effect.
5.The execution, delivery and effectiveness of this Amendment shall not operate (a) as an amendment or modification of any provision, right or obligation of any Member under the Agreement except as specifically set forth in this Amendment or (b) as a waiver or consent to any subsequent action or transaction.
6.This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date and year first above written.
VIANT TECHNOLOGY INC.

By:    /s/ Tim Vanderhook
Name: Tim Vanderhook
Title: Chief Executive Officer

/s/ Tim Vanderhook
Tim Vanderhook

/s/ Chris Vanderhook
Chris Vanderhook

Capital V LLC

/s/ Tim Vanderhook
Name: Tim Vanderhook
Title: Member

VIANT TECHNOLOGY EQUITY PLAN LLC

/s/ Tim Vanderhook
Name: Tim Vanderhook
Title: Member

[Signature Page to Amendment]